UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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DDR CORP.

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Beachwood, Ohio       May 3, 2013
Additional Information Regarding Proposal to
Permit the Board to Amend the Code of
Regulations
Shareholders of DDR Corp. should read DDR’s definitive proxy statement for its 2013 Annual Meeting of Shareholders because it contains important information.  Shareholders may obtain DDR’s 2013 definitive proxy statement and 2012 Annual Report for free at
www.proxydocs.com/ddr. This document may be deemed “soliciting material” within the meaning of the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended.

Executive Summary
Summary of Proposal
Today – formal shareholder approval is required for all changes to the Code of Regulations –
even routine housekeeping changes.
If the proposal is approved – the Board may amend the Code of Regulations, subject to safeguards of shareholder rights imposed by Ohio law.
Why did DDR propose the change?
`
Significant expected savings of cost, time and focus of management if the Board is authorized to make routine changes to the Code of Regulations.
Sample routine changes include:
Reflect changes to the corporate name, such as our name change from  Developers
Diversified Realty Corporation to DDR Corp.;
Update to gender neutral references; and
Remove expired provisions or other provisions that are no longer applicable.
Shareholder rights would still be protected
Ohio law prohibits the Board from making many types of amendments to the code of regulations without shareholder approval.
Shareholders will still retain the absolute right to adopt, amend and repeal the code of regulations.
Why vote for the proposal?
Conserve corporate resources.
Modernize governance structure and bring DDR into closer alignment with the majority of public companies (“level the playing field”) and consistent with the laws of Delaware and other states.

Modernize DDR’s governance structure conform the Code of Regulations to recent changes in
Ohio law.
–

At the 2013 Annual Meeting, DDR shareholders will have the opportunity to authorize the Board of Directors to make certain amendments to DDR’s Code of Regulations.
Historically, Ohio law provided that a corporation’s code of regulations could be amended only with shareholder approval.  However, relatively recent changes to Ohio law permit a board of directors to adopt certain changes to the code of regulations if authorized by the corporation’s governing documents.
Permitted Board amendments include ministerial changes and other updates.
I.  Background

DDR’s Code of Regulations currently permits only shareholders to adopt amendments to the Code.
This has the effect of forcing DDR to go through the time-consuming and expensive process of seeking shareholder approval for any routine changes to the Code of
Regulations that are required for corporate housekeeping.
Sample routine changes include:
Reflect changes to the corporate name, such as our name change from Developers Diversified Realty Corporation to DDR Corp.;
Update to gender neutral references; and
Remove expired provisions or other provisions that are no longer applicable.
Adopting the proposed amendment to DDR’s Code of Regulations would enable DDR to avoid expenses and delays in the future.
Even ISS recognizes the benefits of authorizing Board amendments, observing that: “The company would be well-served by the efficiency that would be provided by authorizing the board to make ministerial and housekeeping changes to the bylaws … .”
II.  Proposal

Ohio law imposes substantial limitations on the amendments that may be adopted without shareholder approval.
If the proposal is approved, DDR's Board of Directors would still be prohibited from amending the Code of Regulations to effect changes in certain areas deemed by the
Ohio legislature to be important substantive shareholder rights, such as to:
Specify the percentage of shares a shareholder must hold in order to call a special meeting;
Specify the length of the time period required for notice of a shareholders’ meeting;
Specify that shares that have not yet been fully paid can have voting rights;
Specify requirements for a quorum at a shareholders’ meeting;
Prohibit shareholder or director actions from being authorized or taken without a meeting;
Define terms of office for directors or provide for classification of directors;
Require greater than a majority vote of shareholders to remove directors without cause;
Establish requirements for a quorum at directors’ meetings, or specify the required vote for an action of the directors;
Delegate authority to committees of the board to adopt, amend or repeal regulations; and
Remove the requirement that a control share acquisition of an issuing public corporation be approved by shareholders of the acquired corporation.
Furthermore, Ohio law provides that shareholders will still retain the absolute right to adopt, amend and repeal the Code of Regulations.
III.  Shareholder Protections

Shareholders also would be entitled to receive notice of any Code of
Regulations amendment adopted by the Board.
ISS recognizes that shareholders would still be protected: “The legal safeguards preserved under Ohio law are significant … .”
Glass Lewis agrees with ISS: “We recognize that under the Ohio Revised Code amendments affecting changes in several important substantive shareholder rights would be prohibited … .”
By approving the proposed amendment, DDR shareholders would enjoy the protections of Ohio law while enabling DDR to conserve corporate resources rather than expend these costs to secure shareholder approval of routine amendments and housekeeping updates.

The proposed amendment would bring DDR closer in line with many public companies formed in other jurisdictions—including Delaware, home to more than 50% of U.S. publicly traded companies and 64% of the Fortune 500.¹
The General Corporation Law of the Sate of Delaware permits companies to authorize boards of directors to amend corporate bylaws  (which are the
Delaware equivalent of Ohio corporate regulations).
Furthermore, the Model Business Corporation Act (promulgated by the
American Bar Association and followed by many U.S. jurisdictions) permits directors to amend bylaws unless otherwise prohibited by a corporation’s articles of incorporation or express shareholder action.
If the proposed amendment is approved, DDR shareholders would still have more protections than shareholders of Delaware and Model Business
Corporation Act companies:
Ohio law safeguards shareholder rights by imposing specific limits on board authority to adopt amendments and shareholders retain the absolute right to amend and repeal the code of regulations.
The General Corporation Law of the State of Delaware imposes no limits on authority to amend bylaws if such authority is conferred on the board of directors in a corporation’s certificate of incorporation.
Under the Model Business Corporation Act, if generally authorized to adopt amendments in the articles of incorporation, the board of directors may adopt any amendment to the bylaws unless prohibited by express shareholder action.
1. Source: State of Delaware, Division of Corporations, “About Agency.” Available at http://www.corp.delaware.gov/aboutagency.shtml.
IV. The Proposal is Consistent with Delaware Law and Other
Jurisdictions